April 1, 2004

Via Edgar
--------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-12822 for American Depositary Shares representing ten (10) Forests Shares, no par value each, (the "Deposited Shares"), of Tenon Limited (formerly, "Fletcher Challenger Forests Limited"), a company incorporated under the laws of New Zealand (the "Company").

Ladies and Gentlemen:

         On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the Amended and Restated Deposit Agreement, dated as of November 10, 2000, as amended by Amendment No. 1 to Deposit Agreement, dated as of November 27, 2002 (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each representing ten (10) Deposited Shares, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in the name of the Company from Fletcher Challenge Forests Limited to Tenon Limited and the resultant change in CUSIP Number from 339324808 to 88065X203.

         As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

         In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in the name of the Company from Fletcher Challenge Forests Limited to Tenon Limited and the resultant change in CUSIP Number from 339324808 to 88065X203.

         In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 657-2474.

                                    Very truly yours,

                                    /s/ Dana Lowe

                                    Dana Lowe


Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
         Mark Harris (Tenon Limited)
         Jim Frater (Tenon Limited)
         Brian Teitelbaum (Citibank, N.A. - ADR Department)
         Richard Etienne (Citibank, N.A. - ADR Department)
         Mason Reeves (Sullivan & Cromwell LLP)

                                   EXHIBIT A




                                                        Rule 424(b)(3)
                                                        F-6 Reg. No. 333-12822


Number 88065X203 FORESTS AMERICAN DEPOSITARY SHARES (REPRESENTING TEN FORESTS SHARES WITH NO PAR VALUE)





                           [FORM OF FACE OF RECEIPT)


                      FORESTS AMERICAN DEPOSITARY RECEIPT


                                      FOR


                       FORESTS AMERICAN DEPOSITARY SHARES


                                  representing


                            DEPOSITED FORESTS SHARES


                                      with

                                NO PAR VALUE OF


                                 TENON LIMITED


                   (Organized under the laws of New Zealand)


CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (herein called the "Depositary"), hereby certifies that is the owner of American Depositary Shares, representing deposited Forests Shares (no par value) or evidence of rights to receive such Shares (herein called the "Shares"), of Tenon Limited, a corporation organized under the laws of New Zealand (herein called the "Company"). At the date of the Deposit Agreement hereinafter defined, each American Depositary Share represents rights attributable to ten Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is A.N.Z. Nominees Limited.
                  (1) The Deposit Agreement. This American Depositary Receipt is
                      ---------------------
one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 10, 2000 (as from time to time amended, herein called the "Deposit Agreement"), by and among the Company, the Depositary and all Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the principal offices of the Depositary and the Custodians. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by, and subject to the detailed provisions of, the Deposit Agreement, to which reference is hereby made. Terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

                  (2) Surrender of Receipts and Withdrawal of Deposited
                      -------------------------------------------------
Securities. Upon surrender at the Principal Office of the Depositary of this
----------
Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of (i) the fee of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth on Exhibit B to the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement and Article 3 hereof, the Company's Memorandum and Articles of Association (the "Articles of Association") and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of this Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder or as ordered by him and (b) any other securities, property and cash to which the Holder is then entitled in respect of such Receipts to the Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay and, at the option of the Holder hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates evidencing Shares or other Deposited Securities for such delivery shall be at the risk and expense of the Holder.

                  (3) Transfers, Split-ups and Combinations. The transfer of
                      -------------------------------------
this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt to the Principal Office of the Depositary properly endorsed or accompanies by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in Paragraph (6) hereof, or in Exhibit B to the Deposit Agreement, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or other matter contemplated by the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to Receipts or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary may establish consistent with the provisions of the Deposit Agreement subject to Paragraph
(22) hereof.

The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship or residence, evidence of number of Shares beneficially owned, taxpayer status, exchange control approval, or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement subject to Paragraph (22) hereof. The delivery of Receipts against deposits of Shares generally may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfers or surrenders of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for transfer and registration of the Shares) are closed or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law, any government or governmental body or commission or under any provision of the Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of the shareholders of the Company, or for any other reason, subject in all cases to Paragraph (22) hereof. Notwithstanding any provision of the Deposit Agreement or hereof to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities (a) that are required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or unless the offering and sale of such Shares is exempt from registration under the provisions of such Act or (b) that would thereby infringe any provisions of the Articles of Association of the Company. [However, if, at any time after the Liquidation Preference has lapsed, any Series A ADRs are presented to the Depositary or the Custodian for any reason, such Series A ADRs shall be cancelled and exchanged for Forests ADRs.]

                  (4) Liability of Holder for Taxes. If any tax or other
                      -----------------------------
governmental charge or assessment imposed under applicable laws shall become payable with respect to this Receipt or any Deposited Securities represented hereby, such tax or other governmental charge or expense shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of the Receipt, or split-up or combination of the Receipt or, subject to Paragraph (22) hereof, any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

                  (5) Warranties by Depositor. Every person depositing Shares
                      -----------------------
under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefore are validly issued, fully paid and non-assessable, and that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and that the Shares deposited by that person are not Restricted Securities, under the Securities Act of 1933. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Association. Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation of Receipts in respect thereof.

                  (6)  Charges of Depositary. The Depositary will charge the
                       ---------------------
party to whom Receipts are delivered against deposits, and the party surrendering Receipts for delivery of Deposited Securities, $5.00 for each 100 American Depositary Shares (or portion thereof) represented by the Receipts issued or surrendered. In addition, Holders will pay the charges and expenses of the Depositary in accordance with the terms of the Deposit Agreement including Exhibit B thereof. The Company will pay the other expenses of the Depositary and the Registrar under the Deposit Agreement and as agreed upon from time to time between the Company and the Depositary. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The Depositary may retain for its own account any compensation for the issuance, in accordance with Section 5.11 of the Deposit Agreement, of Receipts against evidence of rights to receive Shares, including, without limitation, earnings on the collateral securing such rights.

                  (7) Filing Proofs, Certificates and Other Information. Any
                      -------------------------------------------------
person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of number of Shares beneficially owned, taxpayer status, exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement, information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares) of the Shares presented for deposit or other information, to or execute such certificates and to make such representations and warranties, in each case as the Depositary or the Company may deem necessary or proper; provided that the Company notify the Depositary in writing of any request for any of the foregoing consistent with its obligations hereunder. The Depositary may, and shall if requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or the proceeds thereof or, subject to Paragraph (22) hereof, the delivery of any Deposited Securities and may, and shall make a reasonable effort if directed by the Company, refuse to vote the Deposited Securities of a specified Holder in accordance with instructions received from such Holder pursuant to Section 4.07 of the Deposit Agreement and hereto and, in each case until such proof or other information is filed, or such certificates are executed or such representations and warranties are made to the Depositary. The Depositary at the Company's request and expense shall provide the Company, in a timely manner, with copies of any such proofs, information, certificates and representations and warranties as the Company may request.

                  (8) Disclosure of Interests. To the extent that provisions of
                      -----------------------
or governing any Deposited Securities may require disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with instructions from the Company as to Receipts in respect of any such enforcement or limitation and Holders and all persons taking and holding Receipts thereby agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with such instructions from the Company.

                  (9) Title to Receipt. It is a condition of this Receipt, and
                      ----------------
every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement, and for all other purposes.

                  (10) Validity of Receipt. This Receipt shall not be entitled
                       -------------------
to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

                  (11)  Available  Information.  The Company is subject to the
                        ----------------------
periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission in Washington, D.C.

Dated:

                                               CITIBANK, N.A.,

                                                        as Depositary


                                       By
                                           (Authorized Officer)

The address of the Principal Office of the Depositary is 111 Wall Street, New York, New York 10043, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                            OF THE DEPOSIT AGREEMENT



                  (12) Dividends and Distributions; Rights. Whenever the
                       -----------------------------------
Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall transfer such dollars (net any of its reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental regulation) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise. Notwithstanding the foregoing, on liquidation of the Company, the amounts available for distribution between the Forests ADSs and the Series A ADSs will be subject to the Liquidation Preference.

The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. If in the judgment of the Depositary, amounts received in currency other than United States dollars may not be converted on a reasonable basis into United States dollars transferable to the United States, or may not be so convertible for all of the Holders of Receipts entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders of Receipts entitled thereto and may distribute the balance of such currency received and not so convertible by the Depositary to, or hold such balance, without liability for interest thereon, for the account of, the Holders of Receipts entitled thereto. If in the opinion of the Depositary any distribution other than cash or

Shares upon any Deposited Securities cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it, with the reasonable approval of the Company, may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale, at such place or places and upon such terms as it may deem proper) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of taxes and expenses of the Depositary as set forth in Exhibit B to the Deposit Agreement) shall be distributed by the Depositary to the Holders of Receipts entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary may sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as provided in the preceding sentence), each American Depositary Share shall thenceforth also represent the additional
Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary may, after consultation with the Company, and if requested in writing by the Company shall, either (a) make such rights available to all Holders or certain Holders but not others by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised or appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales, as in the case of a cash distribution, for account of the Holder otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts or otherwise. In the event the Depositary does not receive such written notice, the Depositary will have discretion as to whether such rights are to be made available to the Holders of in disposing of such rights on behalf of such Holders or in allowing such rights to lapse. The Depositary shall not be responsible for any failure to make such rights available to Holders in general or any Holder in particular. If a Holder wishes to exercise the rights allocable to the ADSs of such Holder, the Depositary, upon the Holder's written request and subject to the terms and conditions of the Deposit Agreement (including Section 4.04 thereof), will make such rights available to such Holder.

Notwithstanding anything to the contrary in this Receipt, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders of Receipts (i) unless and until such a registration statement is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933. The Company shall be under no obligation to provide any such opinion or advice.

                  (13) Record Dates. Whenever the Depositary shall receive
                       ------------
notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever, the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date as close as practicable to the date corresponding to the record date fixed by the Company in respect of the Shares for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares.

                  (14) Voting of Deposited Securities. As soon as practicable
                       ------------------------------
after receipt of notice of any meeting or solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting such consent or proxy and shall mail to Holders a notice which shall contain (a) such information as is contained in such notice of meeting and (b) a statement (in a form provided by the Company) that the Holders at the close of business on the specified record date will be entitled, subject to any applicable provisions of the laws of England and of the Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented thereby and (C) a brief statement as to the manner in which such instructions may be given including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon receipt of the written request of a Holder (an "Instructing Holder") on such record date the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not itself exercise any voting discretion over any Shares or other Deposited Securities evidenced by a Receipt, other than in accordance with instructions received from the Holder or pursuant to the subsequent sentence. If no voting instructions are received by the Depositary from any Holder with respect to any of the Shares or other Deposited Securities evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem, unless otherwise requested by the Company and unless otherwise provided for in the Deposit Agreement, such Holders to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote such Shares or other Deposited Securities.

                  (15) Changes Affecting Deposited Securities. Upon any change
                       --------------------------------------
in nominal value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of the Company, and in such manner as the Depositary may deem equitable, treat any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement, or in respect of, Deposited Securities as new Deposited Securities under this Deposit Agreement, and American Depositary Shares represented by Receipts then outstanding shall thenceforth represent, in addition to, in replacement or conversion of existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the approval of the Company, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

                  (16) Reports; Inspection of Transfer Books. The Depositary
                       -------------------------------------
shall make available for inspection by the Holders of Receipts at its Principal Office any reports and communications received from the Company which are both
(a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer, which books shall at all reasonable times be open for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

                  (17) Taxation. Notwithstanding any other provision of the
                       --------
Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe thereof or) is subject to any tax or other governmental charge or assessment which the Depositary is obligated to withhold, the Depositary may dispose of all or a

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portion of such property (including Shares and rights to subscribe thereof or)
in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, at such place or places and upon such terms as it may deem proper, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, charges or assessments to' the Holders of Receipts entitled thereto (and net of fees of the Depositary) in the manner specified in Paragraph (12) hereof.

                  (18) Liability of the Company and Depositary. Neither the
                       ---------------------------------------
Depositary nor the Company nor shall any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or any other person if, by reason of any provision of any present or future law of the United States or New Zealand or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed or shall be obliged to do anything inconsistent with this Deposit Agreement; nor shall the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 or 4.08 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

Neither the Company or its agents nor the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or other persons, except that each of them agrees to use its best judgment and good faith in the performance of its obligations set forth in the Deposit Agreement. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Company nor the Depositary shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any

Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity and security satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of a Custodian being solely to the Depositary or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed in good faith to be competent to give such advice or information. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect any such vote, provided that any such action or inaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of' the Deposit Agreement. Subject to the further terms and provisions of this Paragraph (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian or registrar, transfer agent clearing agency or other such entity on behalf of the holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver shares prior to the receipt and cancellation of Receipts pursuant to
Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issued such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or
(y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares upon the Depositary's request, (C) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the American Depositary Shares issued by the Depositary with respect to which Shares are on deposit with the Depositary or custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

Collateral provided by an Applicant for Receipts or Shares, but not the earnings, thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including, without limitation, earnings on the collateral.

                  (19) Resignation and Removal of Depositary; Substitution of
                       ------------------------------------------------------
the Custodian. The Depositary may at any time resign as Depositary under the
-------------
Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary, reasonably satisfactory to the Company, and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company without cause by written notice of such removal, effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement. The term "Depositary" shall also refer to any successor depositary appointed pursuant to this Paragraph (19). The Depositary may at any time appoint a substitute custodian, approved by the Company, and the term "Custodian" shall also refer to such substitute.

                  (20) Amendment of Deposit Agreement and Receipts. The Receipts
                       -------------------------------------------
and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery or the cancellation of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or such Receipt as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive thereof or the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

                  (21) Termination of Deposit Agreement. The Depositary will at
                       --------------------------------
any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have resigned, or (ii) the Company shall have given notice of the removal of the Depositary under the Deposit Agreement, and, in either case, a successor depositary shall not have been appointed and accepted its appointment; the Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem proper and in accordance with applicable law, the Deposited Securities then held hereunder, and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered. Thereafter, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.


                  (22) Compliance with U.S. Securities Laws. Notwithstanding
                       ------------------------------------
anything in the Deposit Agreement or Receipt to the contrary, the Company and the Depositary each agree that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, instruction I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.






                                      A-17

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